VISLINK

Q4 and FY 2023 Earnings Presentation

April 1, 2024

www.vislink.com


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Safe Harbor Statement

These materials have been prepared by Vislink Technologies, Inc. ("Vislink" or the "Company") solely for use at the presentation. The information presented or contained in these materials is subject to change without notice. These materials contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates, and projections about us and our industry. The forward-looking statements are subject to various risks and uncertainties. The Company urges caution in considering its current trends and any outlook on earnings disclosed in this presentation. These forward-looking statements, which reflect the Company's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of the Company to be materially different from the performance indicated or implied by such statements. Words such as "expects," anticipates," "believes," "intends," "plans," "hopes," and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated in forward-looking statements include, among others: progress, timing, cost, future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources, or patent protection for our products and commercialization activities; and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in the Risk Factors contained in the Company's Form 10-K, which was filed with the Securities and Exchange Commission ("SEC") on March 31, 2023, and in its other filings made with the SEC from time to time.

AGENDA

2023: A Year of Transformation

- **Software and Services revenue rising**
  - High-margin revenue was above 10% in 2023
- **Growth in MilGov markets**
  - 75% revenue growth Y/Y in 2023
- **Acquired Broadcast Microwave Services (BMS) assets**
  - Extends Vislink's market-leading position in the AVDS market
  - Adds key OEM and international customers
  - Already contributed to a $1M+ order in EMEA
- **Video/data transport market gaining traction**
  - Secured $1M order for a border surveillance project in Asia
- **Gaining traction in the high-growth Drone C2 market**
- **Operational efficiencies realized**
  - Optimized product lineup enabled manufacturing consolidation
  - Improved book-to-ship ratio and product quality


RF2
SUZUKI


N217LC

Three-Year Financial Plan

- **Significant revenue growth and cash performance in 2024**
- **Expectation of cash flow in 2025**
- **These expectations are being driven by:**
  - 50% expected CAGR in MilGov markets over next several years, fueled by recent innovations and acquisitions
    - 70% of revenue in 2024 is expected to come from products developed in the last 2 years
  - Continued software and services revenue growth
  - Record Backlog and Sales Pipeline
    - Entered 2024 with highest backlog since pandemic
    - Weighted sales pipeline of $48 million

VISLINK

Q4 & FY 2023 Results

- **Total Revenue**
  - Q4: $8.1 million
  - FY 2023: $27.5 million
- **Gross Profit**
  - Q4: $3.7 million (45% of total revenue)
  - FY 2023: $14.1 million (51% of total revenue)
- **Total Expenses**
  - Q4: $10.6 million
  - FY 2023: $38.1 million
- **Operating Loss**
  - Q4: $(2.6) million
  - FY 2023: $(10.6) million
- **Net Loss**
  - Q4: $(2.4) million
  - FY 2023: $(9.1) million
- **EBITDA**[1]
  - FY 2023: $ (9.0) million
- **Adjusted EBITDA**[1]
  - FY 2023: (6.4) million

VISLINK

1. A reconciliation and related disclosures concerning non-GAAP EBITDA to GAAP net loss appears in the Company's press release dated April 1, 2024

Financial Overview

Continue to maintain a strong, debt-free balance sheet
$14.2 million of cash and short-term investments
Expect cash flow improvement throughout 2024

$(millions)	Q4 2023	Q4 2022	Change	FY 2023	FY 2022	Change
GAAP Revenue	$8.1	$7.4	+9%	$27.5	$28.1	(2)%
Gross Profit	$3.7	$(0.1)	+103%	$14.1	$10.2	<+38%
Income (Loss) from Operations	$(2.6)	$(5.6)	+$3.0	$(10.6)	$(14.1)	+$3.5
Net Income (Loss) Attributable to Vislink	$(2.4)	$(5.5)	+$3.1	$(9.1)	$(13.5)	+$4.4

Accelerating Growth in MilGov Markets

- **Significant orders to finish 2023**
  - Over $2 million in AVDS orders in North American public safety in Q4
  - Substantial order with a leading air force in EMEA in Q4
- **Strategic acquisition and integration of BMS assets**
  - Finalized acquisition in September 2023, enhancing position in AVDS and Company's international reach
  - Expected to contribute significant boost to revenue in 2024 and beyond
- **Launched Air-to-Anywhere™, enhancing video distribution and utilizing AI analytics**
- **Appointed Bill Sweeney as Managing Director of MilGov business**
- **Growth momentum continuing into 2024**



Live Production Markets Update

- **Focal VR, Aspire, and A2RL Series Partnership**
  - Providing our VR over RF wireless solutions for autonomous driving race cars
  - Allows users to experience real-time VR from the cockpit directly to headsets
  - $1.8M contract with room for growth
- **Partnered with Zoom Communications in India**
  - Providing ultralow latency 4K wireless camera systems
  - First ultralow latency systems in India
- **Live production will remain a key part of topline performance, even as we further emphasize MilGov**







OSCARS
Eurovision Song Contest
GRAMMY AWARDS
MotoGP
FIFA World Cup Qatar2022
CNN
BBC

Product Updates

- **70% of 2024 sales expected to come from products developed in last 2 years**
- **AVDS solutions at the forefront**
  - Introduced Air-to-Anywhere™
- **LinkMatrix platform expansion**
  - Bedrock of software and services offering
  - Integrated cloud compatibility to enhance remote workflows
- **AI integration**
  - Identifying opportunities to leverage AI for detecting illegal activities and creating advanced analytics reports for surveillance
- **Innovation guided by design strategy and methodology**
  - Uniform circuit architecture and component base provide modularity, driving cost savings and manufacturing efficiency


VISLINK
AIR-TO-ANYWHERE™
NEXT-GEN VIDEO DOWNLINK SYSTEMS
Vislink Team at 2024 HAI-HELI EXPO

Evolving Go-To-Market Strategies for 2024

- **Four targeted segments**
  - Live Video Connectivity
  - AVDS
  - Video/data transport
  - Drone Control and Communications
- **Value-Added Reseller (VAR) program expansion**
  - "Enhancing VAR effectiveness through improved communications, incentives, and local support for brand visibility
- **Public Safety strategy enhancement**
  - Leverage BMS acquisition to cultivate relationships with OEMs and EMEA governments to support network upgrades with Vislink AVDS systems

Public Safety



Broadcast



Sports & Entertainment



VISLINK

Capitalizing on Forward Momentum

- Enabling software and services sales over hardware platforms
- Increasing our share in MilGov markets
- Exploiting our operating leverage to drive cash flow returns
- New three-year plan with expansion initiatives
  - Cash flow improvement in 2024
  - Cash flow positivity in 2025

Q&A

Contact Us

Matt Glover and Alec Wilson
Gateway Group, Inc.
VISL@gateway-grp.com
949-574-3860

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